EXHIBIT 21

                  Name                                   Jurisdiction
----------------------------------------------------     ------------

Cognizant Technology Solutions U.S. Corporation            Delaware

Cognizant Technology Solutions Canada, Inc.                Canada

Cognizant Technology Solutions Asia Pacific Pte Ltd.       Singapore

Cognizant Technology Solutions GmbH                        Germany

Cognizant Technology Solutions Australia Pty Ltd.          Australia

Cognizant Technology Solutions Ireland Limited             Ireland

Cognizant Technology Solutions India Limited               India

Cognizant Technology Solutions Ltd.                        Mauritius

Cognizant Technology Solutions AG (Ltd. SA)                Switzerland

Cognizant Technology Solutions Development Corporation     Delaware

Cognizant Technology Solutions Investment, LLC             Delaware

Aces International, Inc.                                   Utah

Cognizant Technology Solutions Netherlands BV              The Netherlands

Cognizant Technology Solutions Italia, S.p.A.              Italy

Infopulse Nederland B.V.                                   The Netherlands

Infopulse Financial Markets B.V.                           The Netherlands

Infopulse Electronic Commerce B.V.                         The Netherlands

Infopulse Management Services B.V.                         The Netherlands

Infopulse e-Consultancy B.V.                               The Netherlands